Exhibit 99.1

316 California Avenue, Suite 543 Reno, NV 89509 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

NEVADA CANYON SIGNS LETTER OF INTENT TO ACQUIRE INITIAL ROYALTY

Reno, Nevada. October 26, 2021 Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce it has signed a non-binding letter of intent (the “LOI”) with Target Minerals, Inc (Target) a private Nevada company, to enter into an Option to Purchase Agreement (the “Agreement”) to acquire 100% interest of Target’s 1% production royalty on the Olinghouse Project, located in the Olinghouse Mining District, Washoe County, Nevada.

The Olinghouse Project is located approximately 30 miles east of Reno, Nevada. The property was operated by Alta Gold in the late 1990’s and had a Feasibility Study completed in 1997. The mine went into production in 1999, however, due to historically low gold prices combined with a substantial debt load, Alta Gold went bankrupt shortly thereafter, in late 2000. The historic geologic resource outlined in the 1997 Alta Gold Feasibility Study was based on over 600 drill holes collared at 100 ft centers. The historic geologic resource contained 695,128 ounces of gold at an average grade of 0.0381 oz/ton gold at an 0.01 oz/ton cut-off. The property has had no modern exploration since the Alta Gold bankruptcy in 2000. The historical mineralized resource is open at depth and along strike, with excellent potential to increase the historical mineralized resources.

Nevada Canyon considers this historical estimate to be reliable and relevant, however it is not treating this historic estimate as current compliant mineral resources.

The Olinghouse Project’s current owner is Lake Mountain Mining LLC, (LMM) a private Nevada company. LMM is currently reviewing its financing plans for additional exploration, required permitting, economic studies and various capital expenditures towards a production re-start decision in the near future.

Nevada Canyon can acquire 100% of a production royalty in the amount of one percent (1%) of the net smelter returns on all minerals and products produced from certain properties comprising the Olinghouse Project from Target as follows:

The term of the Purchase Option shall be for one (1) year, subject to extension if Vendor’s conditions to closing are not fully satisfied or otherwise waived by Purchaser. Full consideration of the Agreement consists of the following: (i) an initial cash payment of $200,000.00 USD upon execution of a definitive agreement. (ii) $2,000,000.00 which shall be paid by Purchaser to Vendor in either (a) cash, or (b) common shares in the capital stock of Nevada Canyon subject to certain terms and conditions.

Subject to satisfactory due diligence and certain conditions, within 60 days of the date of the LOI, the parties will negotiate a definitive option to purchase agreement for the proposed transaction which will supersede the terms of the LOI.

ON BEHALF OF THE BOARD

“Jeffrey A. Cocks”

Jeffrey A. Cocks

President & CEO

FOR FURTHER INFORMATION PLEASE CONTACT: Nevada Canyon Gold Corp.

(TEL)- (888) 909-5548, (FAX)-(888) 909-1033

Email: info@nevadacanyongold.com

Website: www. nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Nevada Canyon Gold Corp. is neither an underwriter as the term is defined in Section 2(a)(11) of the Securities Act of 1933, nor an investment company pursuant to the Investment Company Act of 1940. Nevada Canyon Gold Corp. is not an investment adviser pursuant to the Investment Advisers Act of 1940. Nevada Canyon Gold Corp. is not registered with FINRA or SIPC. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2020, Quarterly and Current Reports.